UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 12, 2011

Global Telecom & Technology, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51211	20-2096338
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8484 Westpark Drive
Suite 720
McLean, VA 22102
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 442-5500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Eric Swank Employment Agreement

On September 12, 2011, Global Telecom & Technology, Inc. (the “Company”) entered into an amendment  (the “Amendment”) to the employment agreement between the Company and Eric Swank, the Company’s Chief Financial Officer, dated February 2, 2009.  The Amendment provides that all equity grants made by the Company to Mr. Swank will immediately vest upon (1) a sale of all or substantially all of the assets or business of the Company to a third party or (2) upon a business combination in which the stockholders of the Company immediately prior to the consummation of such transaction own less than a majority of the voting securities of the surviving entity.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1.

Amendment to Richard D. Calder Employment Agreement

On September 12, 2011, the Company entered into an amendment (the “Second Amendment”) to the employment agreement between the Company and Richard D. Calder, the Company’s President and Chief Executive Officer, dated May 7, 2007, as amended.  The Second Amendment adds provisions to Mr. Calder’s existing employment agreement intended to address the potential impact of Section 409A of the Internal Revenue Code of 1986, as amended (the "Code").

The foregoing description of the Second Amendment is qualified in its entirety by reference to the full text of the Second Amendment, a copy of which is attached hereto as Exhibit 10.2.

Chris McKee Employment Agreement

On September 12, 2011, the Company approved an employment agreement (the “Employment Agreement”) between the Company and Chris McKee, the Company’s General Counsel and Secretary.  Mr. McKee has been employed with the Company since April 2008.

Pursuant to the terms of the Employment Agreement, Mr. McKee will be paid a salary at the rate of $210,000 per annum.  In addition, he will be eligible to earn up to a $90,000 cash bonus with respect to 2011, and his bonus eligibility in subsequent years would be set by the Board but would be intended to reflect a comparable ratio of bonus eligibility to salary.  In connection with the Employment Agreement, Mr. McKee has been granted 165,500 restricted shares of the Company’s common stock and options to purchase 69,500 shares of the Company’s common stock, each pursuant to the Company’s 2006 Employee, Director and Consultant Stock Plan.  One-quarter of the shares of restricted stock and one-quarter of the options will vest on each anniversary of the effective date of the Employment Agreement.  In the event Mr. McKee’s employment with the Company is terminated by the Company without “cause” (as defined in the Employment Agreement), he will vest in a portion of the shares of restricted stock and options referred to above that are subject to vesting in such contract year based upon the number of full months that he is employed by the Company during such year.  In addition, the Employment Agreement provides that all equity grants made by the Company to Mr. McKee will immediately vest upon (1) a sale of all or substantially all of the assets or business of the Company to a third party or (2) upon a business combination in which the stockholders of the Company immediately prior to the consummation of such transaction own less than a majority of the voting securities of the surviving entity.  In the event the Company undergoes a Corporate Transaction (as defined in the Company’s 2006 Employee, Director and Consultant Stock Plan) that does not result in full vesting of Mr. McKee’s restricted stock and options referred to above but as a result of which Mr. McKee’s employment with the Company is subsequently terminated by the Company without “cause”, he will be vest as if the next annual vesting date occurred as of the effective date of such termination.

The Employment Agreement provides that Mr. Mckee during the period of his employment and continuing for a period of one year following the termination of his employment he will not: (1) compete with the Company or its subsidiaries or affiliates, (2) solicit business from any of the customers of the Company or its subsidiaries or affiliates with respect to products or services that are the same as or similar to the products or services or proposed products or services of the Company or its subsidiaries or affiliates or (3) solicit any employee, consultant or contractor to terminate his, her or its employment with or services to the Company or its subsidiaries or affiliates.  In addition, pursuant to the terms of the Employment Agreement, Mr. Mckee entered into an assignment of inventions and confidentiality agreement, pursuant to which he has agreed to maintain in confidence all of the proprietary information of the Company and its subsidiaries and affiliates, and to assign to the Company any inventions conceived by him in the course of his employment.

The employment agreement will remain in effect until it is terminated under any of the following circumstances: (1) upon Mr. Mckee’s death, (2) upon the disability of Mr. Mckee that prevents him from performing his duties to the Company for a period of more than 180 days in the aggregate in any 12-month period, (3) upon written notice from the Company, terminating his employment for “cause,” as defined in the employment agreement, (4) upon written notice from the Company terminating his employment without “cause,” (5) upon written notice from Mr. Mckee, terminating his employment for “good reason,” as defined in the employment agreement, or (6) upon not less than 30 days written notice from Mr. Mckee, terminating his employment without “cause.”

In the event of Mr. Mckee’s disability, he would be entitled to a continuation of health benefits for twelve months following the termination of his employment.  In the event that his employment is terminated by the Company without “cause,” or by Mr. Mckee for “good reason,” he would be entitled to receive his base salary and health benefits for six months following the termination of his employment, which period would increase to twelve months from and after the first anniversary of the effective date of the Employment Agreement except under certain, limited circumstances.

The Employment Agreement also provides for indemnification of Mr. McKee and it includes provisions intended to address the potential impact of  Section 409A of the Code.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.3.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amendment No. 1 to the Employment Agreement between the Company and Eric Swank., dated September 12, 2011.
10.2	Amendment No. 2 to the Employment Agreement between the Company and Richard D. Calder, dated September 12, 2011.
10.3	Employment Agreement between the Company and Chris McKee, dated September 12, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL TELECOM & TECHNOLOGY, INC.

By	/s/ Chris McKee
Chris McKee
Secretary and General Counsel

Date: September 16, 2011

EXHIBIT INDEX

10.1	Amendment No. 1 to Employment Agreement for Eric Swank, dated September 12, 2011.
10.2	Amendment No. 2 to Employment Agreement for Richard D. Calder, dated September 12, 2011.
10.3	Employment Agreement for Chris McKee, dated September 12, 2011.